EXHIBIT 10.12

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of September 19, 2007, (this “Agreement”) is entered into by and among China Cablecom Ltd, a company organized under the laws of the British Virgin Islands (the “Company”) and THE ENTITIES LISTED ON THE SCHEDULE OF INVESTORS attached hereto as Schedule I (each an “Investor”, and collectively the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, that number of “Units,” each consisting of a promissory note in the face amount of $499,808 bearing interest at the rate of 10% per annum and 19,167 detachable shares of the Company’s Class A Preferred Shares (the “Preferred Stock”), set forth opposite such Investor’s name on Schedule I hereto.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Units. The Company will issue, and each Investor agrees to buy, at the First Closing and at the Second Closing (each, as defined below), that number of Units set forth next to the name of each Investor on Schedule I hereto at a price of $500,000 per Unit. The obligations of the Investors to purchase Units are several and not joint.

(a) The Notes. Each of the promissory notes shall be in the form of Exhibit A-1 o A-2 hereto, as the case may be, (each, a “Note” and collectively the “Notes”).

(b) The Preferred Stock. The initial conversion ratio for the Preferred Stock shall be one common share for each share of Preferred Stock, subject to adjustment as provided for in the Company’s Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”), attached hereto as Exhibit B.

(c) Delivery. The sale and purchase of the Units shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”) to be held at such place and time as the Company and the Investors may determine (each such date, a “Closing Date”). The first Closing shall take place at such time that the Asset Transfer Documents (as defined in Section 4(b) below) with respect to the acquisition through contractual arrangements of Binzhou Cable Network DTV Co., Ltd. (“Binzhou”), have been deposited in escrow, as set forth in Section 4 (b) below (the “First Closing”). The second Closing shall take place at such time that the Asset Transfer Documents (as defined in Section 4(b) below) with respect to the acquisition through contractual arrangements of Jining Cable Network DTV Co., Ltd. (“Jining”), have been deposited in escrow, as set forth in Section 4(b) below (the “Second Closing”). At each Closing, the Company will deliver to each of the Investors the respective Note reflecting a principal amount corresponding to the number of Units to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). The certificate representing each Investor’s Preferred Stock will be delivered at each Closing or promptly following the effectiveness of the Memorandum and Articles of Association authorizing issuance of same. Each of the Notes and shares of Preferred Stock will be registered in such Investor’s name in the Company’s records.

(d) Use of Proceeds. The proceeds of the sale and issuance of the Units shall be used in the following manner: (i) $12.0 million for the acquisition through contractual arrangements of Binzhou;; (ii) $6.7 million for the acquisition through contractual arrangements of Jining; and (iii) $11.3 million for working capital, including payment of certain administrative, legal and accounting fees (including the establishment of a related holding company special purpose vehicle under the laws of Hong Kong and a wholly foreign-owned enterprise under the laws of the PRC (collectively, the “Subsidiaries”)), repayment of loans in the aggregate amount of $720,000 owed to the current sole shareholder of the Company and a $475,000 loan to Jaguar Acquisition Corp. (“Jaguar”) on substantially identical terms to those contained in the Notes.

(e) Payments. The Company will make all cash payments due under the Notes in immediately available funds by 2:00 P.M. Eastern time on the date such payment is due in the manner and at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address as an Investor or other registered holder of a Note may from time to time direct in writing.

2. Representations and Warranties of Company. The Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and proposed to be conducted; and (iii) is duly qualified, licensed to do business and in good standing in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by Company of this Agreement, the Notes, the Registration Rights Agreement, the Escrow Agreement and the Pledge Agreement (collectively, the “Transaction Documents”), executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Memorandum or Articles of Association of Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority in the world, including without limitation, PRC, Hong Kong, the United States and the British Virgin Islands, or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby, except as would not otherwise have a Material Adverse Effect. Under the Regulations on the Acquisitions by Foreign Investors of Domestic Enterprises jointly promulgated by the PRC Ministry of Commerce (“MOFCOM”), the China Securities Regulatory Commission (“CSRC”), the State Owned Assets Supervision and Management Commission, the General Administration of Taxation and the State Administration of Foreign Exchange in effect on the date of the Closing, neither the Company, nor any of subsidiaries of the Company is required, as of the date of this Agreement and as of the Closing, to obtain any approvals of the CSRC in connection with the transactions contemplated by this Agreement. No further approval by, or registration or filing with the State Administration of Foreign Exchange (“SAFE”) other than typical SAFE foreign exchange processing procedural registrations are expressly required under the current effective and applicable governing regulations for matters including but not limited to the payment by the subsidiaries of dividends to the Company in foreign currency, such as U.S. Dollars. The Company has obtained or made all necessary consents, approvals, registrations and filings with relevant governmental authorities on or prior to each Closing Date in accordance with the then effective and applicable regulations to acquire the interests in its subsidiaries and to complete the transactions contemplated by this Agreement, except as would not have a Material Adverse Effect.

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Memorandum or Articles of Association or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

(g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or the transactions contemplated thereby.

(h) Subsidiaries; Assets. As of the date of this Agreement, the Company does not own shares in any other company or enterprise or any material assets, other than a wholly-owned subsidiary formed under the laws of Hong Kong (“HKCo.”) and Heze Zhangyouxiantong Network Technology Co., Ltd., a wholly-owned subsidiary of HKCo. (“WFOE”).

(i) No Material Adverse Effect. No event has occurred and no condition has come to exist since June 30, 2007 which could reasonably be expected to have a Material Adverse Effect.

(j) Capitalization; Equity Securities. Immediately prior to the Closing, Company will have 1,900,000 Common Shares and no shares of Preferred Stock outstanding. The Common Shares and the shares of Preferred Stock have the respective rights, preferences and privileges set forth in the Memorandum and Articles of Association. When issued, the shares of Preferred Stock will be validly issued, fully paid and non-assessable. Except as set forth in the Registration Rights Agreement, no person has the right to require registration of shares under the Securities Act of 1933.

(k) Funding Regulations. Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from this transaction will be used, directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or (ii) in contravention of laws or regulations, including anti-money laundering laws.

(l) Accuracy of Information Furnished. None of the Transaction Documents executed or to be executed by the Company and none of the other certificates, statements or information furnished to Investors by or on behalf of Company in connection with the Transaction Documents executed or to be executed by the Company or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2A. Representations and Warranties of Acquired Business. Solely in reliance upon the representations and warranties made by Binzhou Broadcasting and Television Network Co. Ltd., the transferor of the Binzhou business and the transferor of the Jining business (each, a “Transferor”) in the relevant Asset Transfer Agreement between the Transferor and joint venture purchaser of such business, the Company hereby represents and warrants to each Investor that the matters relating to the business of Binzhou and Jining, as the case may be, contained in the representations and warranties of the Transferor in the relevant Asset Transfer Agreement, are true, correct and complete in all material respects as of the date made.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to Company upon the acquisition of the Units as follows:

(a) Organization and Authority of Investors. Each Investor (i) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction, (ii) has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each Investor, the performance by each Investor of its respective obligations hereunder and thereunder and the consummation by each Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each Investor.

(b) Binding Obligation. This Agreement has been, duly executed and delivered by each Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes legal, valid and binding obligation of each Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) No Violation. Neither the execution, nor delivery by such Investor of this Agreement, nor the consummation or performance by such Investor of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of such Investor; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Investor is a party or by which the properties or assets of such Investor is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which such Investor, or any of the properties or assets of such Investor, may be subject.

(d) Securities Law Compliance. Such Investor has been advised that the offer and sale of the Units has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws and, therefore, none of the Units, the Notes nor the shares of Preferred Stock can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Units to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Each Investor represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

(e) Investment Experience. Each Investor acknowledges that it has prior investment experience, including investments in non-listed and non-registered securities and is able to evaluate the merits and risks of such an investment, and each Investor represents that it understands the highly speculative nature of this investment which may result in the loss of the total amount of such investment. Such Investor has the requisite knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

(f) Access to Information. Such Investor acknowledges that Company has given such Investor access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Units.

(g) No General Solicitation. Such Investor acknowledges that it is not acquiring the Shares as a result of any general solicitation or advertising.

(h) No Tax Advice. Such Investor acknowledges that neither the Company nor any of its affiliates has provided it with any tax advice or information. Such Investor acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of its investment in the Units.

(i) Source of Funds. All funds being used to acquire the Units are not intended for, traceable to or derived from criminal acts, acts of terrorism and/or terrorist organizations, and are not (i) derived from activities that contravene laws and regulations (including anti-money laundering laws), or (ii) assets blocked by the regulations of the U.S. Treasury Department Office of Foreign Asset Control or funds derived from the sale or other transfer of those assets.

4. (a) Negative Covenants of the Company. The Company shall not, without the prior written consent of a Majority in Interest of Investors, do any of the following:

(i) permit or suffer the transfer or disposition of all or substantially all of its assets or a direct or indirect change in ownership of thirty percent (30.0%) or more of the beneficial ownership of Company’s capital stock (except for the change in beneficial ownership of the Company’s capital stock in connection with the contemplated merger of the Company with Triple Eight Acquisition Corp. (“Triple Eight”), a wholly-owned subsidiary of Jaguar Acquisition Corporation (the “Business Combination”)), other than on terms which provide for satisfaction in full of Company’s obligations in accordance with the terms of this Agreement;

(ii) take any action directly or indirectly that might adversely affect the success of the Business Combination or any stockholder vote of JAC relating thereto;

(iii) acquire any assets, except in the ordinary course of business or in a transaction involving the payment of an aggregate amount of One Million dollars ($1,000,000) or less, except as set forth under paragraph 1(d) (Use of Proceeds) above;

(iv) enter into a transaction outside the ordinary course of business;

(v) pay or declare any dividends on Company’s stock (except for dividends payable to any Investor solely in stock of the Company);

(vi) make any investments in, or advances to, any person other than the provision of working capital to the Subsidiaries, except as set forth under paragraph 1(d) (Use of Proceeds);

(vii) directly or indirectly enter into any material transaction with any affiliate of Company, except for transactions that are in the ordinary course of Company’s business and on fair and reasonable terms that are no less favorable to Company than would be obtained in an arm’s length transaction with a non-affiliated person;

(viii) make any payment on any indebtedness that is subordinate to the Obligations, other than in accordance with the terms of a subordination agreement, if any, in favor of the Investors relating thereto;

(ix) incur any additional indebtedness;

(x) amend its Memorandum and Articles of Association prior to the Business Combination, except in connection with the conversion of Preferred Stock to Common Shares;

(xi) issue any additional capital stock or grant any rights to any party to acquire capital stock of the Company;

(xii) agree to do any of the foregoing; or

(xiii) permit the Subsidiaries to do any of the foregoing.

(b) Affirmative Covenants of the Company

(i) Immediately following execution, the definitive documents governing the purchase of the Binzhou and Jining assets, including without limitation, the asset transfer agreement, the exclusive services agreement and the technical services agreement (the “Asset Transfer Documents”), respectively, by the joint ventures that will be controlled through contractual arrangements to be established by the Company shall be deposited into an escrow with TransAsia Lawyers, as escrow agent (“TransAsia”), and, as soon as practical thereafter, the relevant portion of the Purchase Price to be applied by the Company pursuant to Section 1(e) above shall be deposited into a bank account maintained by the WFOE reflecting loan proceeds from the Company to be used solely to enable a commercial bank in the People’s Republic of China to loan funds to the respective joint venture buyer of the Binzhou or Jining assets, as the case may be (such funds, the “Asset Purchase Funds”). Upon notification that such funds have been received in the WFOE’s account TransAsia shall release the respective Asset Transfer Documents to the relevant joint venture buyer. Upon confirmation that (x) legal title to the relevant cable television operations are being held by Binzhou Broadcasting and Television Network Co., Ltd., with respect to the Binzhou assets, or by the Jining state-owned entity with respect to the Jining assets, as the case may be, and (y) all conditions precedent to the transfer of such business being sold pursuant to the terms of the relevant Asset Transfer Documents have been satisfied, the relevant Asset Purchase Funds shall be transferred to the relevant seller of such operations and the escrow arrangements regarding such closing under the Asset Transfer Documents shall be terminated.

(ii) The Company shall disburse the net proceeds from the sale of the Units in connection with the First Closing as shall be required for the repayment of loans owed to the current sole shareholder of the Company, the extension of a loan to Jaguar and, pursuant to Section 8(j)(i) hereof, the payment of the placement fees to Chardan Capital Markets LLC (“Chardan”), initially into an escrow account maintained by Loeb & Loeb LLP in the City of New York (the “Loeb Escrow”), to be held in the Loeb Escrow until such escrow agent receives written advice from the Company that the acquisition of at least $5.3 million of the Binzhou assets has been consummated pursuant to the Escrow Agreement attached hereto as Exhibit E hereto.

(iii) The Company shall disburse $300,000 of the net proceeds from the sale of the Units in connection with the Second Closing initially into the Loeb Escrow to be held in escrow for the payment of placement fees to Chardan pursuant to Section 8(j)(ii) hereof. Such proceeds shall be held in the Loeb Escrow until such escrow agent receives written advice from the Company that the acquisition of the Jining assets has been consummated pursuant to the Escrow Agreement attached hereto as Exhibit F hereto.

(iv) In the event the transfer of at least $10 million of the Binzhou assets, as contemplated by the Framework Agreements, does not occur by December 31, 2007, the Company shall redeem a like principal amount of the promissory notes issued to the Investors.

5. Covenants of the Investors. Each Investor hereby agrees, with and for the benefit of the Company and JAC, not to directly or indirectly take any action (including any purchase or sale of any security or the establishment of any arbitrage or similar derivative position relating to any security) that might adversely affect the Business Combination or any stockholder vote of JAC relating thereto. Notwithstanding the foregoing, the Investors are not prohibited from taking such actions with respect to the securities of JAC that they currently hold prior to the consummation of the Business Combination, provided that they do not vote any of such securities against the Business Combination.

6. Conditions to Obligations of the Investors. Each Investor’s obligations at each Closing are subject to the fulfillment, on or prior to each Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a) Representations and Warranties. The representations and warranties made by Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on such Closing Date. Each Investor shall receive a certificate of the President of the Company, dated the date of such Closing, stating that the representations and warranties of the Company contained Section 2 hereof are true and correct as of the time of such Closing, that all obligations and covenants in this Agreement required to be performed prior to or on the date of such Closing have been performed and that all preconditions to Closing have been satisfied or waived as of the time of such Closing.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Units.

(c) Legal Requirements. At such Closing, the sale and issuance by Company, and the purchase by the Investors, of the Units shall be legally permitted by all laws and regulations to which the Investors or Company are subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e) Closing Deliveries. With respect to each Closing, the Company shall have duly executed and/or delivered to the Investors the following documents:

(i) This Agreement;

(ii) Each Note issued hereunder;

(iii) Confirmation of issuance of the shares of Preferred Stock being purchased;

(iv) The Registration Rights Agreement in the form of Exhibit C hereto;

(v) The Pledge Agreement in the form of Exhibit D hereto;

(vi) The Escrow Agreement in the form of Exhibit E hereto;

(vii) An opinion of British Virgin Islands counsel regarding the due incorporation, valid existence and validly paid status of the shares of the Company being issued in connection with such Closing and the effectiveness and enforceability of the Pledge Agreement, dated as of the date of such Closing in the form of Exhibit F hereto;

(viii) An opinion of New York counsel regarding the enforceability of this Agreement, the Notes being issued in connection with such Closing and the Registration Rights Agreement, dated as of the date of such Closing in the form of Exhibit G hereto.

(ix) An opinion of PRC counsel regarding the formation of the Subsidiaries, dated as of the date of such Closing in the form of Exhibit H hereto;

(x) Written confirmation from Jaguar regarding the consolidation of the Subsidiaries under U.S. GAAP;

(xi) A copy of the relevant Framework Agreement pursuant to which the Company shall be acquiring Binzhou, dated as of August 6, 2007, and Jining, as the case may be (each such agreement, a “Framework Agreement”); and

(xii) A copy of the Asset Transfer Agreement and the Exclusive Services Agreement , each dated September 7, 2007, by and between Binzhou Broadcasting and Television Network Co., Ltd. and Binzhou Broadcast and Television Information Network Co., Ltd. and the Technical Services Agreement, dated September 7, 2007, by and between Binzhou Broadcast and Television Information Network Co., Ltd. and Jinan Youxiantong Network Technology Co., Ltd.

7. Conditions to Obligations of Company. Company’s obligation to issue and sell the Units at each Closing is subject to the fulfillment, on or prior to each Closing Date, of the following conditions, any of which may be waived in whole or in part by Company:

(a) Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on such Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Preferred Stock.

(c) Legal Requirements. At such Closing, the sale and issuance by Company, and the purchase by the Investors, of the Notes and the shares of Preferred Stock shall be legally permitted by all laws and regulations to which the Investors or Company are subject.

(d) Purchase Price. Each Investor shall have delivered to Company the Purchase Price in respect of the Units being purchased by such Investor referenced in Section 1 hereof.

8. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of Company and Investors of a Majority in Interest.

(b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions that would result in the application of the substantive law of another jurisdiction.

(c) JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS AGREEMENT BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. BY ACCEPTANCE HEREOF, THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

(d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) Successors and Assigns. Subject to the restrictions on transfer described in Sections 8(f) and 8(g) below, the rights and obligations of Company and the Investors under the securities comprising the Units and the Transaction Documents shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered on the books of the Company. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at Company’s principal executive office, and promptly thereafter and at Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the Principal Amount requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same Principal Amount as the then unpaid Principal Amount of the Note so surrendered. Upon receipt by Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same Principal Amount as the unpaid Principal Amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(g) Assignment by Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Investors of a Majority in Interest.

(h) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:

(i) if to an Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished Company in writing, or

(ii) if to the Company, at:

17 State Street, Suite 1600

New York, NY 10004

Attn: Clive Ng, Chairman

Telephone No.: (212) 888-8882

Facsimile No.: (917) 591-8839

With a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Mitchell S. Nussbaum, Esq.

Telephone No.: 212-407-4159

Facsimile No.: 212-407-4990

or at such other address or facsimile number as Company shall have furnished to the Investors in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by international airmail postage prepaid and addressed as aforesaid, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by e-mail, upon confirmation of receipt.

(j) Placement Fees and Expenses; Costs. Company shall pay to Chardan Capital Markets, LLC the amount of $1,500,000 in placement fees for securing the investment and $300,000 in non-accountable expenses, such fees and expenses payable (i) $600,000 upon the satisfaction of the conditions described in Section 4(b)(ii) with respect to the Binzhou assets, (ii) $300,000 upon the satisfaction of the conditions described in Section 4(b)(iii) with respect to the Jining assets and (iii) $900,000 upon the earlier of the consummation of (x) the Business

Combination and (y) the second anniversary of the Closing, resulting in net proceeds payable to the Company from the sale of the Units of $28,200,000, prior to payment of other fees and expenses incurred in connection therewith. Otherwise, the Investors and the Company shall each bear their respective expenses incurred in connection with the sale of the Units. If either Company or any Investor files any lawsuit against the other predicated on a breach of this Agreement or any other Transaction Document, the prevailing party in such action shall be entitled to recover its reasonable costs, including (but not limited to) reasonable attorneys’ fees incurred in connection therewith.

(k) Separability of Agreements; Severability of this Agreement. Company’s agreement with each of the Investors is a separate agreement and the sale of the Units to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(n) Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Investors and their permitted successors and assigns. Payments to the Investors for sums due under the Notes must be made by the Company in proportion to the Investor’s initial Note principal amounts.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

CHINA CABLECOM LTD
a British Virgin Islands corporation

By:	/s/ Clive Ng
Name:	Clive Ng
Title:	Executive Chairman

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FORM OF OMNIBUS INVESTOR SIGNATURE PAGE TO

CHINA CABLECOM LTD

PURCHASE AGREEMENT

The undersigned, in its capacity as an Investor, hereby executes and delivers the Purchase Agreement to which this signature page is attached and agrees to be bound by the Purchase Agreement on the date set forth on the first page of the Purchase Agreement. This counterpart signature page, together with all counterparts of the Purchase Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Purchase Agreement.

[Print Name of Investor]	[Name of Co-Investor, if applicable]

[Signature]	[Signature]

Name:	Name:

Title:	Title:

Mailing Address:	Telephone No.:

Facsimile No:

Email Address:

Taxpayer ID Number:
(City, State and Zip)

Amount Invested: $

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Schedules	Description
Schedule 1	Schedule of Investors

The contents of the schedules have been omitted. We will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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